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                                                                    EXHIBIT 11.1

                              AURUM SOFTWARE, INC.

       COMPUTATION OF NET LOSS PER SHARE AND PRO FORMA NET LOSS PER SHARE

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
                                                        YEARS ENDED DECEMBER
                                                                31,
                                                       ------------------------
                                                        1994     1995     1996
                                                       -------  -------  ------
HISTORICAL:
Net loss.............................................. $(4,388) $(4,452) $  279
                                                       =======  =======  ======
Weighted average common shares outstanding............     855    1,937   4,292
Common stock equivalents relating to options and
 preferred stock......................................                    4,790
Common stock and common stock options issued during
 the
 12-month period prior to the initial public offering
 in accordance
 with Staff Accounting Bulletin No. 83 (using the
 treasury stock method)...............................   1,155    1,155     866
                                                       -------  -------  ------
                                                         2,010    3,092   9,948
                                                       =======  =======  ======
Net loss per share(1)................................. $ (2.18) $ (1.44) $ 0.03
                                                       =======  =======  ======
PRO FORMA:
Net loss..............................................          $(4,452)
                                                                =======
Historical weighted average shares outstanding........            3,092
Effect of assumed conversion of preferred stock.......            3,620
                                                                -------
                                                                  6,712
                                                                =======
Pro forma net loss per share(1).......................          $ (0.66)
                                                                =======
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(1) Primary and fully diluted loss per share are the same for all periods presented.